UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2006

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)
001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 13, 2006, certain subsidiaries of Foster Wheeler Ltd. (the "Company") entered into a new $350 million, five-year senior credit agreement (the "New Credit Agreement") with BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp., as Sole Bookrunner and Sole Lead Arranger, and Calyon New York Branch, as Syndication Agent, and the several lenders from time to time parties thereto. The subsidiaries of the Company that are borrowers under the New Credit Agreement are Foster Wheeler LLC, Foster Wheeler Inc., Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation, and Foster Wheeler International Corporation (collectively, the "Borrowers"). In addition, approximately forty-five of the Company’s subsidiaries are Guarantors of the Borrowers' obligations under the New Credit Agreement. A copy of the New Credit Agreement is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

The New Credit Agreement will permit the Company to utilize the facility by issuing letters of credit up to the full $350 million limit. The Company will also have the option to use up to $100 million of the $350 million limit for revolving borrowings, an option which the Company has stated it has no immediate plans to use. The facility is structured as a $200 million senior secured revolving credit facility and a $150 million senior secured synthetic letter of credit facility, which letter of credit facility provides for the creation of accounts by the lenders to fund letters of credit. There is also a $10 million sublimit for swingline loans, which permits borrowings on short notice. The size of the New Credit Agreement may be increased by an additional $100 million, to an aggregate principal amount of $450 million, at the Borrowers' request, subject to compliance with certain conditions and covenants set forth in the New Credit Agreement.

The closing under the New Credit Agreement will occur, and the issuance of letters of credit or borrowings will be permitted, once certain conditions have been met or waived, including the termination of the Company's existing loan agreement described below and other customary closing conditions. Letters of credit issued and/or borrowings under the New Credit Agreement will mature on the fifth anniversary of the closing date.

The New Credit Agreement contains various customary restrictive covenants that generally prohibit the Company and its subsidiaries from, among other things, (i) incurring additional indebtedness or guarantees, (ii) creating liens or other encumbrances on property, (iii) selling or transferring certain property and thereafter renting or leasing such property for substantially the same purposes as the property sold or transferred, (iv) entering into a merger or similar transaction, (v) making investments, (vi) declaring dividends or making other restricted payments, (vii) entering into any agreements with affiliates that are not on an arms' length basis, (viii) entering into any agreement that limits (a) their ability to create liens or (b) the ability of a subsidiary to pay dividends, (ix) engaging in any new lines of business, (x) with respect to the Company, changing its fiscal year or, (xi) with respect to the Company and one of its holding company subsidiaries, directly acquiring ownership of the operating assets used to conduct any business, in each case subject to certain exceptions. In addition, the New Credit Agreement contains financial covenants requiring the Company to maintain a maximum total leverage ratio and a minimum interest coverage ratio, and limits the aggregate amount of capital expenditures by the Company and its subsidiaries in any single fiscal year to $40 million, subject to certain exceptions.

Certain of the lenders under the New Credit Agreement and their affiliates have from time to time provided commercial banking and other financial services to the Company and its subsidiaries, for which they received customary fees and commissions.

On September 14, 2006, the Company issued a press release announcing that it had entered into the New Credit Agreement. A copy of the press release is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with, and as a condition to, closing under the New Credit Agreement, the Company on September 13, 2006 issued a termination notice to the Administrative Agent of its existing Loan Agreement and Guaranty dated March 24, 2005 among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation and Foster Wheeler Inc., as Borrowers, the guarantors party thereto, the lenders party thereto, Morgan Stanley & Co. Incorporated as Collateral Agent and Morgan Stanley Senior Funding, Inc. as Administrative Agent, Documentation Agent, Syndication Agent, Sole Lead Arranger and Sole Lead Bookrunner (the "Existing Loan Agreement"). The termination is effective as of October 13, 2006 and is irrevocable. The Existing Loan Agreement requires the borrowers under that agreement to, upon the effective date of termination, pay the obligations under that agreement in full (which may include posting cash collateral or back-to-back letters of credit equal to 105% of the amount of letters of debt or letters of credit then outstanding), plus a prepayment premium, which is estimated to be approximately $5,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Items 1.01 and 1.02 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

99.1
Credit Agreement dated September 13, 2006 among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation, Foster Wheeler International Corporation, and Foster Wheeler Inc., as Borrowers, the guarantors party thereto, the lenders party thereto, BNP Paribas as Administrative Agent, BNP Paribas Securities Corp. as Sole Bookrunner and Sole Lead Arranger, and Calyon New York Branch as Syndication Agent.

	99.2	Press release dated September 14, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: September 13, 2006	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Credit Agreement dated September 13, 2006 among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation, Foster Wheeler International Corporation, and Foster Wheeler Inc., as Borrowers, the guarantors party thereto, the lenders party thereto, BNP Paribas as Administrative Agent, BNP Paribas Securities Corp. as Sole Bookrunner and Sole Lead Arranger, and Calyon New York Branch as Syndication Agent.

99.2	Press release dated September 14, 2006.